Exhibit 99.1

At the Company:	Media Relations:	Investor Relations:
Barry A. Rothman	Beth Amorosi	Gary Geraci
Onstream Media Corporation	FastLane Communications	Equity Performance Group
954-917-6655	917-208-7489	617-723-2373
brothman@onstreammedia.com	bamorosi@fast-lane.net	gary@equityperfgp.com

FOR IMMEDIATE RELEASE:

Onstream Media to Acquire Infinite Conferencing

--Combination Enables Onstream Media to Provide Suite of Digital Media Services to
Thousands of Infinite’s SMB Clients--

POMPANO BEACH, FL - March 26, 2007 - Onstream Media Corporation (Nasdaq: ONSM), a leading online service provider of live and on-demand, digital media communications and applications, announced today that it has signed a definitive merger agreement with Infinite Conferencing, a national provider of audio and Web conferencing, webinar and webcasting services. The merger has been approved by the Board of Directors of both companies subject to certain closing conditions, including completion of an audit of Infinite Conferencing’s financial statements and is expected to close during the third quarter of fiscal 2007, which ends June 30, 2007.

Infinite Conferencing provides audio and webconferencing solutions to a client base of over 2,000 small to medium sized businesses (SMB) and is also currently a reseller of Onstream Media’s webcasting and QuickCast products. For the year ended December 31, 2006, Infinite’s unaudited financial statements reflected revenues of approximately $6.1 million, with net income of approximately $235,000, after a deduction for founder draws of approximately $2.3 million. The Company anticipates that approximately $2.1 million of these founder draws represents an expense that will not occur after the merger. In addition, Infinite has shown revenue growth of approximately 38.5% for the past year. Onstream Media expects that, for the first full quarter following the closing of the transaction, the combined companies will reflect, before changes in working capital components, positive net cash provided by operating activities, based on historical information.

Under the terms of the agreement, Onstream Media will acquire all of the outstanding equity of Infinite Conferencing in exchange for $14 million in cash and approximately 1.38 million shares of Onstream Media restricted common stock. Onstream Media arranged a private equity financing totaling $11 million, to fund the transaction, consisting only of the sale of Onstream Media restricted common stock at $2.25 per share.

Randy Selman, President and Chief Executive Officer of Onstream Media, stated, "I am extremely excited about the benefits to our two companies from this merger and the prospects for our combined enterprise. In addition to a significant client base, Infinite Conferencing adds a series of key components to our product line, most notably audio conferencing, which we believe will result in an approximate 75% reduction in our audio conferencing per minute costs. Additionally, they possess a highly effective and efficient multi-channel marketing and sales operation, including aggressive Internet-based marketing techniques such as search optimization and other traffic building mechanisms, as well as a strong focus on customer retention and referrals. As a result, they boast an average customer tenure rate in excess of 2 years, with a significant percentage of new sales derived from current customer referrals. All of this translates into a successful low-cost customer acquisition model that we believe will enable the combined enterprise to grow at an expanded rate.”

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Keith Maddox, co-founder and CEO of Infinite Conferencing, said, “This is a perfect marriage; a text book example of where the sum will be greater than the parts. Onstream’s leading edge technology will be very appealing to our approximately 2,000 clients, and Infinite’s highly reliable and easy-to-use audio and web conferencing will be very appealing to Onstream’s webcasting and DMSP clients. Most importantly, for the clients of both companies this will be a seamless process, with no risk of service levels dropping and no need to migrate onto new systems - all supported by the very same employees and management at each company with whom they’ve come to rely on for their professional expertise. Finally, on a personal level, it is also appealing to know that Onstream values the team of employees and strong brand we have worked so hard to build.”

New York City-based Brimberg and Co. LP acted as the lead placement agent and Axiom Capital Management and Chicago Investment Group acted as sub-placement agents for the financing. These agents will be compensated in cash and warrants. New Century Capital Partners LLC provided the board of directors of Onstream Media an independent analysis of the fair value of Infinite Conferencing. Q Advisors LLC acted as a financial advisor to Infinite Conferencing in connection with the transaction.

About Infinite Conferencing:
The trusted provider of reliable audio and Web conferencing, webinar and webcasting services, Infinite Conferencing delivers feature-rich solutions that range from on-demand audio and web conferencing to full-scale online event management. The Company offers further value through its team of experienced communications experts who help tailor each solution to their clients’ specific business requirements.

Founded in January 2001, Infinite Conferencing is headquartered in Central New Jersey. For more information, please visit www.infiniteconferencing.com.

About Onstream Media:
Onstream Media Corporation (Nasdaq: ONSM) is a leading online service provider of live and on-demand internet video, corporate web communications and content management applications. Onstream Media's pioneering Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content on the Internet. The DMSP provides our clients with intelligent delivery and syndication of video advertising, and supports pay-per-view for online video and other rich media assets. The DMSP also provides an efficient workflow for transcoding and publishing user-generated content in combination with social networks and online video classifieds. Onstream Media also provides live and on-demand webcasting, webinars, web and audio conferencing services. Almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services.

Onstream Media customers include: AOL, AAA, AXA Equitable Life Insurance Company, Dell, Disney, MGM, Deutsche Bank, Rodale, Inc., Televisa, Thomson Financial/CCBN, PR Newswire and the U.S. Government. For more information, visit Onstream Media at www.onstreammedia.com or call 954-917-6655.

The offer and sale of the Company’s securities was made pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended. All of the offers and sales of the Company’s securities were made exclusively to accredited investors in offers and sales not involving a public offering insofar as the purchasers in the private placement were accredited investors purchasing the securities for their own account and not with a view towards or for resale in connection with their distribution. The private placement was conducted without general solicitation or advertising. This filing shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any offer or sale of the securities in any state in which such offer, solicitation or sale would be unlawful.

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Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to, the ability of Onstream Media to complete the proposed merger with Infinite Conferencing; if the merger with Infinite Conferencing is completed, events or circumstances which affect the ability of Onstream Media and Infinite Conferencing to integrate successfully and achieve the anticipated benefits of the transaction; competitive pricing for each company’s products; fluctuations in demand; changes to economic growth in the U.S. economy; and government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

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